EXHIBIT 99.1


                              PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008



FOR IMMEDIATE RELEASE                                 CONTACT:  HARVEY M. GUTMAN
                                                                  (732) 499-4327

           PATHMARK ANNOUNCES RESULTS FOR FIRST QUARTER OF FISCAL 2003

                      REPORTS SOLID SAME-STORE SALES GAINS

--------------------------------------------------------------------------------


Carteret, New Jersey, June 4, 2003 - Pathmark Stores, Inc. (Nasdaq: PTMK) today reported results for its first quarter of fiscal 2003, the 13 weeks ended May 3, 2003.

Sales for the first quarter of fiscal 2003 were $1,004.7 million, an increase of 2.9% from $976.8 million in the prior year's first quarter. Same-store sales increased 1.9%.

For the first quarter of fiscal 2003, net earnings were $0.9 million or $0.03 per diluted share, compared to $2.1 million, or $0.07 per diluted share, in the prior year's first quarter. The results for the first quarter of fiscal 2003 include a $5.1 million pre-tax charge ($3.0 million after tax) relating to a previously announced labor buyout program in some of our stores and a headcount reduction program in the corporate office and a $1.6 million pre-tax gain ($0.9 million after tax) from the sale of real estate. Excluding these items, net earnings in the first quarter of fiscal 2003 were $3.0 million or $0.10 per diluted share.

Net earnings in the first quarter of fiscal 2002 included a $2.0 million pre-tax charge ($1.2 million after tax) relating to a similar store level labor buyout program and the cumulative effect of an accounting change, net of tax, of $0.6 million. Excluding these items in the prior year's first quarter, net earnings were $3.9 million or $0.13 per diluted share.

FIFO EBITDA (earnings before interest, taxes, depreciation and amortization, the LIFO charge and the cumulative effect of an accounting change) was $40.0 million for the first quarter of fiscal 2003 compared to $41.8 million in the prior year's first quarter. Excluding the above-referenced $5.1 million charge and the $1.6 million gain in the first quarter of 2003, FIFO EBITDA was $43.5 million. Excluding the $2.0 million charge and the cumulative effect of the accounting change in the prior year's first quarter, FIFO EBITDA was $43.8 million.

We are presenting FIFO EBITDA and net earnings, in each case excluding the identified items above, in order to allow investors to compare more fully our performance in the first quarter of fiscal 2003 with our performance in the first quarter of fiscal 2002. FIFO EBITDA is not a measure calculated in accordance with generally accepted accounting principles. See the notes to the tables attached to this release for more information regarding FIFO EBITDA.

Eileen Scott, Chief Executive Officer, said, "We are pleased with the improvement in both sales and market share in the first quarter. Notably, the 1.9% same-store sales increase marks our first quarter of positive same-store sales in four quarters. First quarter sales were favorably impacted by increased customer shopping preceding several major snow storms in the quarter and the change in the start of our ad week. Furthermore, we improved our performance through the strong execution of our various initiatives. These include Best Ball and Focus Store programs and improvement in productivity from our recent technology initiatives. Additionally, as the year progresses, we expect to see ongoing cost savings from the labor buyouts and headcount reductions."

Frank Vitrano, President and CFO, said, "Our financial performance in the first quarter was on track with our expectations and we reaffirm our fiscal 2003 sales and earnings guidance. Our capital program in fiscal 2003, including technology investments, is expected to be approximately $95 million, $76 million in cash and $19 million in capital leases. In the first quarter, we opened one new store and expect to open two additional new stores (one a replacement) in the fourth quarter of the year. Moreover, as part of our ongoing store rationalization program, we closed one store in the first quarter and have closed another during the second quarter. We renovated one store in the quarter and expect to renovate 15 additional stores during the remainder of the year."

Pathmark will conduct a conference call at 2:00 p.m. Eastern Daylight Time (EDT) today. The call may be accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 48 hours after the completion of the call at 1-877-519-4471, Pass Code 3939127. This press release and other financial and statistical information to be presented on the conference call will be accessible on the web, by going to www.pathmark.com, `Investor Relations', then clicking on `Press Releases'.

Pathmark Stores, Inc. is a regional supermarket currently operating 143 supermarkets primarily in the New York - New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, FIFO EBITDA, sales and capital expenditures and are indicated by words or phrases such as "guidance", "expects", "continues", "anticipates", "plans", "intends", and similar words and phrases. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's reports and filings available from the Securities and Exchange Commission.

                                (Tables Attached)
                                      # # #

                                     Table A
                              Pathmark Stores, Inc.
           Condensed Consolidated Statements of Operations (Unaudited)
                      (in millions, except per share data)


                                                                                          13 Weeks Ended
                                                                                 ---------------------------------
                                                                                   May 3,               May 4,
                                                                                    2003                 2002
                                                                                 ------------         ------------
Sales........................................................................    $  1,004.7           $    976.8
Cost of goods sold...........................................................        (718.9)              (697.8)
                                                                                 ------------         ------------
Gross profit.................................................................         285.8                279.0
Selling, general and administrative expenses (a).............................        (246.2)              (237.7)
Depreciation and amortization................................................         (21.2)               (20.7)
                                                                                 ------------         ------------
Operating earnings...........................................................          18.4                 20.6
Interest expense, net........................................................         (16.9)               (16.3)
                                                                                 ------------         ------------
Earnings before income taxes and cumulative effect of
   an accounting change......................................................           1.5                  4.3
Income tax provision (b).....................................................          (0.6)                (1.6)
                                                                                 ------------         ------------
Earnings before cumulative effect of an accounting change....................           0.9                  2.7
Cumulative effect of an accounting change, net of tax (c)....................            --                 (0.6)
                                                                                 ------------         ------------
Net earnings.................................................................    $      0.9           $      2.1
                                                                                 ============         ============
Weighted average number of shares outstanding - basic........................          30.1                 30.1
                                                                                 ============         ============
Weighted average number of shares outstanding - diluted......................          30.3                 31.1
                                                                                 ============         ============
Net earnings per share - basic and diluted
   Earnings before cumulative effect of an accounting change.................    $     0.03           $     0.09
   Cumulative effect of an accounting change, net of tax.....................            --                (0.02)
                                                                                 ------------         ------------
   Net earnings..............................................................    $     0.03           $     0.07
                                                                                 ============         ============



                        See Notes to Operating Results.

                                     Table B
                              Pathmark Stores, Inc.
                 Supplemental Operating Results Data (Unaudited)
                      (in millions, except per share data)


                                                                                          13 Weeks Ended
                                                                                 ---------------------------------
                                                                                   May 3,               May 4,
                                                                                    2003                 2002
                                                                                 ------------         ------------
FIFO EBITDA (d)..............................................................    $     40.0           $     41.8
                                                                                 ============         ============
Cash capital expenditures, including technology investments..................    $      7.9           $     26.3
Capital lease expenditures, including technology investments.................           5.1                  0.6
                                                                                 ------------         ------------
Total capital expenditures, including technology investments.................    $     13.0           $     26.9
                                                                                 ============         ============
Gross profit (% of sales)....................................................          28.4%                28.5%
                                                                                 ============         ============
Selling, general and administrative expenses (% of sales)....................          24.5%                24.3%
                                                                                 ============         ============
FIFO EBITDA (% of sales).....................................................           4.0%                 4.3%
                                                                                 ============         ============
Net earnings (% of sales)....................................................           0.1%                 0.2%
                                                                                 ============         ============



                        See Notes to Operating Results.

                                     Table C
                              Pathmark Stores, Inc.
                         Financial Position (Unaudited)
                                  (in millions)

                      Condensed Consolidated Balance Sheets


                                                                                   May 3,             February 1,
                                                                                    2003                  2003
                                                                                 ------------         ------------
ASSETS

Current assets
   Cash......................................................................    $     15.2           $     11.3
   Accounts receivable, net..................................................          22.0                 21.8
   Merchandise inventories...................................................         198.0                184.1
   Due from suppliers........................................................          72.1                 77.8
   Other current assets......................................................          31.3                 32.2
                                                                                 ------------         ------------
      Total current assets...................................................         338.6                327.2
Property and equipment, net..................................................         594.9                604.5
Goodwill, net................................................................         434.0                434.0
Other noncurrent assets......................................................         157.0                156.9
                                                                                 ------------         ------------
Total assets.................................................................    $  1,524.5           $  1,522.6
                                                                                 ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable..........................................................    $     91.1           $     92.2
   Current maturities of long-term debt......................................          10.1                 12.3
   Current portion of lease obligations......................................          18.2                 18.3
   Accrued expenses and other current liabilities............................         149.3                144.5
                                                                                 ------------         ------------
      Total current liabilities..............................................         268.7                267.3
Long-term debt...............................................................         439.0                439.4
Long-term lease obligations..................................................         185.8                182.9
Deferred income taxes........................................................          89.1                 89.3
Other noncurrent liabilities.................................................         183.9                186.9
Stockholders' equity.........................................................         358.0                356.8
                                                                                 ------------         ------------
Total liabilities and stockholders' equity...................................    $  1,524.5           $  1,522.6
                                                                                 ============         ============

                                 Capitalization
                                                                                   May 3,             February 1,
                                                                                    2003                  2003
                                                                                 ------------         ------------

Debt.........................................................................    $    449.1           $    451.7
Capital lease obligations....................................................         204.0                201.2
                                                                                 ------------         ------------
Total debt and capital lease obligations.....................................         653.1                652.9
Stockholders' equity.........................................................         358.0                356.8
                                                                                 ------------         ------------
Total capitalization.........................................................    $  1,011.1           $  1,009.7
                                                                                 ============         ============



                        See Notes to Operating Results.

                              Pathmark Stores, Inc.
                           Notes to Operating Results


a) The increase in selling, general and administrative expenses in the first quarter of fiscal 2003 was primarily due to a $5.1 million pre-tax charge for labor buyouts in some of our stores and a headcount reduction in the corporate office, higher than usual snow removal costs and higher occupancy expenses, partially offset by a $1.6 million pre-tax gain on the sale of real estate. Fiscal 2002 included a $2.0 million pre-tax charge related to a labor buyout program.

b) The income tax provision for the 13 weeks ended May 3, 2003 is based on an effective income tax rate of 40.3%. The income tax provision for the 13 weeks ended May 4, 2002 was based on an effective income tax rate of 37.0%. The increase in the effective income tax rate in the first quarter of fiscal 2003 compared to fiscal 2002 is due to the impact of the State of New Jersey's 2002 income tax legislation.

c) The Company adopted, as of the beginning of fiscal 2002, Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor". In adopting EITF Issue No. 02-16, vendor payments related to advertising reimbursements are recorded as a reduction of cost of goods when both the required advertising is performed and the inventory is sold; prior to this change, these reimbursements were recorded as a reduction of advertising expense when the required advertising was performed. As a result, the Company recorded a charge, as of the first quarter of fiscal 2002, of $0.6 million, net of an income tax benefit of $0.4 million, for the cumulative effect of an accounting change.

d) FIFO EBITDA represents earnings before interest, taxes, depreciation and amortization, the LIFO charge and the cumulative effect of an accounting change. We believe that our investors find FIFO EBITDA to be a useful analytical tool for measuring our performance and for comparing our performance with the performance of other companies having different capital structures. In addition, FIFO EBITDA is consistent with the targets utilized in our incentive compensation program. FIFO EBITDA is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating earnings or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of FIFO EBITDA, as presented below (in millions), may not be comparable to similarly titled measures reported by other companies:


                                                                                             13 Weeks Ended
                                                                                 --------------------------------
                                                                                   May 3,               May 4,
                                                                                    2003                 2002
                                                                                 -----------          -----------
     Earnings before cumulative effect of an accounting change.................  $      0.9           $      2.7

     Adjustments to calculate FIFO EBITDA:
        Interest expense, net..................................................        16.9                 16.3
        Income tax provision...................................................         0.6                  1.6
        Depreciation and amortization..........................................        21.2                 20.7
        LIFO charge............................................................         0.4                  0.5
                                                                                 -----------          -----------
     FIFO EBITDA...............................................................  $     40.0           $     41.8
                                                                                 ===========          ===========
